Exhibit 3.1

SECOND AMENDED AND RESTATED
BYLAWS
OF
SONGZAI INTERNATIONAL HOLDING GROUP, INC.
A Nevada Corporation

ARTICLE I - OFFICE AND REGISTERED AGENT

The principal office of the corporation shall be located in Los Angeles, California. The corporation may have other such offices, either within or without the state of incorporation as the board of directors may designate or as the business of the corporation may from time to time require. The registered office and registered agent of shall be as from time to time set forth in the corporation’s Articles of Incorporation or in any certificate  filed with the Secretary of State of the State of Nevada to amend such information.

ARTICLE II - STOCKHOLDERS

2.1            Annual Meetings.  An annual meeting of the stockholders will be held at such time as may be determined by the Board of Directors, at which meeting the stockholders will elect a Board of Directors and transact such other business as may properly be brought before the meeting.

2.2            Special Meetings.  Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president or by a majority of the directors, and shall be called by the president at the written request of the stockholders of not less than sixty percent of all the outstanding shares of the corporation entitled to vote at the meeting.

2.3            Place of Meeting.  The directors may designate any place, either within or without the State unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting called by the directors. A waiver of notice signed by all stockholders entitled to vote at a meeting may designate any place, either within or without the state unless otherwise prescribed by statute, as the place for holding such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation.

2.4            Notice of Meeting.  Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less that 10 nor more than 60 days before the date of the meeting either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his/her address as it appears on the stack transfer books of the corporation, with postage thereon prepaid.

2.5            Fixing of Record Date. For the purpose of determining stockholders entitled to notice or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the board of directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than 60 days and in case of a meeting of stockholders not less than 10 days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If no record date is fixed for the determination of stockholders entitled to notice or to vote at a meeting of stockholders or stockholders to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be deemed the date of record for such determination of stockholders. When a determination of persons entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

2.6            Voting Lists.  The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete list of the stockholders, prior to such meeting or any adjournment thereof. Such a list shall be arranged in alphabetical order with the address of and the number of shares held by each stockholder. This list shall be kept on file at the principal office of the corporation and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who the stockholders are, that are entitled to examine such list or transfer books or to vote at the Meeting of Stockholders.

2.7            Quorum.  At any meeting of stockholders, a majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than said number of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

2.8            Proxies.  At all meetings of stock holders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting.

2.9            Voting.  Each stockholder entitled to vote in accordance with the terms and provisions of the articles of incorporation and these Bylaws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholders. Except as herein or in the Articles of Incorporation otherwise provided, all corporate action shall be determined by a majority of the votes cast at a meeting of stockholders by the holders of shares entitled to vote thereon.

2.10            Consent Action by Stockholders.  Any action required to be taken at a meeting of the stockholders, or any action which may be taken at a meeting of the stockholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by a majority of the stockholders entitled to vote with respect to the subject matter thereof, provided that if any greater proportion and voting power is required for such action, then such greater proportion of written consents shall be required.

ARTICLE III - BOARD OF DIRECTORS

3.1            General Powers.  The business and affairs of the corporation shall be managed by its board of directors. The directors shall in all cases act as a board, and they may adopt such rules and regulations for the conduct of their meetings and the management of the corporation, as they may deem proper, not inconsistent with these Bylaws and the laws of the State of Nevada.

3.2            Number, Tenure and Qualifications.  The number of directors for the board of directors of the corporation shall be no less than three and no more than seven. Each director shall hold office until the next annual meeting of stockholders and until his successor shall have been duly elected and qualified. Directors need not be residents of the State of Nevada or stockholders of the corporation.

3.3            Regular Meetings.  A regular meeting of the directors shall be held without other notice than these Bylaws immediately after, and at the same place as, the annual meeting of stockholders. The directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution. Directors may participate in a meeting of the directors by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other and participation in a meeting under this subsection shall constitute presence in person at the meeting, pursuant to Nevada Revised Statute, Section 78.315.

3.4            Special Meetings.  Special meetings of the directors may be called by or at the request of the president or any one director. The person or persons authorized to call special meetings of the directors may fix the place for holding any special meeting of the directors called by them. The secretary shall give notice of the time, place and purpose or purposes of each special meeting by mailing the same at least two days before the meeting or by telephoning or telecopying or wiring the same at least one day before the meeting to each director.

3.5            Notice.  Notice of any special meeting shall be given at least 10 days previously thereto by written notice delivered personally, or by telegram or mailed to each director at his business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram company. The attendance of the director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

3.6            Quorum.  A majority of the directors shall constitute a quorum for the transaction of business, but less than a quorum may adjourn any meeting from time to time until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice. At any meeting at which every director shall be present, even though without any notice, any business may be transacted.

3.7            Manner of Acting.  The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the directors. Any action required to be taken or which may be taken at a meeting of the directors may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all the directors.

3.8            Newly Created Directorships and Vacancies.  Newly created directorships resulting from an increase in the number of directors, and vacancies occurring in the board for any reason except the removal of directors without cause, may be filled by a vote of a majority of the directors then in office, although less than a quorum exists. Vacancies occurring by reason of the removal of directors without cause shall be filled by vote of the stockholders. A director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired term of his predecessor.

3.9            Removal of Directors.  Any or all of the directors may be removed for cause by vote of the stockholders or by action by the board. Directors may be removed without cause only by vote of the stockholders.

3.10            Resignation.  A director may resign at any time by giving written notice to the board, the president or the secretary of the corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

3.11            Compensation.  By resolution of the board, the directors shall be paid their expenses, if any, of attendance at each meeting of the board, and may be paid a fixed sum for attendance at each meeting of the board or a stated salary as director. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefore.

3.12             Presumption of Assent.  A director of the corporation who is present at a meeting of the directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

3.13            Executive and Other Committees.  The board, by resolution, may designate from among its members an executive committee and other committees, each consisting of three or more directors. Each such committee shall serve at the pleasure of the board.

3.14            Chairman of the Board.  The directors may elect from their own number a chairman of the board, who shall preside at all meetings of the directors, and shall perform such other duties as may be prescribed from time to time by the board.

ARTICLE IV - OFFICERS

4.1            Number.  The officers of the corporation shall be a president, a secretary and a treasurer, each of whom shall be elected by the directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the directors. In their discretion, the directors may leave unfilled any office for any such period as they may determine except those of president and secretary. Any two or more offices may be held by the same person. Officers may or may not be directors or stockholders of the corporation.

4.2            Election and Term of Office.  The officers of the corporation to be elected by the directors shall be elected annually at the first meeting of the directors held after each annual meeting of the stockholders. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

4.3            Removal.  Any officer or agent elected or appointed by the directors may be removed by the directors whenever in their judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

4.4           Resignation.  Any officer may resign at any time by delivering a written resignation either to the board or to the president or to the secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

4.5            Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by appointment by the directors for the unexpired portion of the term.

4.6            President.  The president shall be the chief executive officer (principal executive officer) of the corporation and, subject to the control of the directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the stockholders and, in the absence of the chairman of the board, at meetings of the directors. He may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the directors have authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the directors from time to time.

4.7            Secretary.  In the absence of the president or in event of his death, inability or refusal to act, the secretary shall perform the duties of the president, and when so acting shall have all the powers of and be subject to all the restrictions upon the president. The secretary shall keep the minutes of the stockholders' and directors' meetings in one or more books, see that all notices are duly given in accordance with the provisions of these Bylaws or as required, be custodian of the corporate records and of the seal of the corporation and keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder, have general charge of the stock transfer books of the corporation and in general perform all duties incident to the office of the secretary and such other duties as from time to time may be assigned to him by the president or by the directors.

4.8            Treasurer.  If required by the directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the directors shall determine. He shall have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with these Bylaws and in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the directors.

4.9           Other Officers.  Such other officers as may be deemed necessary may be elected or appointed by the board. These other officers shall perform such duties and have such powers as may be assigned to them by the board.

4.10          Salaries.  The salaries of the officers shall be fixed from time to time by the directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

ARTICLE V – CONTRACTS, LOANS, CHECKS, AND DEPOSIT

5.1            Contracts.  The directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to a specific instance.

5.2            Loans.  No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the directors. Such authority may be general or confined to a specific instance.

5.3            Checks, Drafts, Etc. All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issues in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the directors.

5.4            Deposits.  All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the directors may select.

ARTICLE VI - CERTIFICATES FOR SHARES AND THEIR TRANSFER

6.1            Certificates for Shares.  Certificates representing shares of the corporation shall be in such form as shall be determined by the directors, provided that the directors may provide by resolution or resolutions that some or all of any or all classes or series of the capital stock of the corporation shall be uncertificated shares. Any such resolution or resolutions shall not apply to any such shares represented by a certificate theretofore issued until such certificate is surrendered to the corporation or its transfer agent or reported lost, stolen or destroyed pursuant to Section 6.4 of this Article VI.

A record of all shares of capital stock issued by the corporation shall be kept by the Secretary or any other officer or employee of the corporation designated by the Secretary or by any transfer clerk or transfer agent appointed by the corporation. Such record shall show the name and address of the registered holder of shares of capital stock; the number and class of such shares held by the registered holder; the numbers of the certificates covering such shares, if certificated; the date of each such certificate; the par value of such shares or a statement that such shares are without par value; and in the case of certificates that have been cancelled, the dates of cancellation thereof.

Such certificates shall be signed by the president and by the secretary or by such other officers authorized by law and by the directors, and sealed with the seal of the corporation or a facsimile. The signatures of such officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or one of its employees.

Within a reasonable time after the issuance or transfer of uncertificated shares of any class or series of stock, the corporation shall send to the registered owner thereof (i) a written notice containing the information required by law to be set forth or stated on certificates representing shares of such class or series as well as any legends authorized by the directors or (ii) a statement that the corporation will furnish without charge to each stockholder who so requests a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights, and any legends authorized by the directors.

6.2            Transfer of Shares.

(a) Shares of stock shall be transferable only on the books of the corporation by the holder thereof in person or by his duly authorized attorney. Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation or the transfer agent of the corporation to issue a new certificate or evidence of the issuance of uncertificated shares to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon the receipt of proper transfer instructions from the registered owners of uncertificated shares, it shall be the duty of the corporation or the transfer agent of the corporation to issue a new certificate or evidence of the issuance of uncertificated shares to the person entitled thereto, cancel the old shares, and record the transaction upon its books.

(b) The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof for any and all purposes, and, accordingly, shall not be bound to recognize any equitable or other claim or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

6.3           Transfer Agent and Registrar. The directors shall have power to appoint one or more transfer agents and registrars for the transfer and registration of certificates of stock or uncertificated shares of any class, and may require that any stock certificates shall be countersigned and registered by one or more of such transfer agents and registrars.

6.4           Lost or Destroyed Certificates. The corporation may issue a new certificate or uncertificated shares in place of any certificate for shares of capital stock theretofore issued by the corporation, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. The directors, in their discretion and as a condition precedent to the issuance of any new certificate or uncertificated shares, may require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall specify and/or to give the corporation a bond in such form, in such sum, and with such surety or sureties as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

6.5           Consideration for Shares.  The capital stock of the corporation shall be issued for such consideration, but not less than the par value thereof, as shall be fixed from time to time by the board.  In the absence of fraud, the determination of the board as to the value of any property or services received in full or partial payment of shares shall be conclusive.

6.6           Fractional Shares. Notwithstanding anything else in these Bylaws, the corporation, if the directors so resolve, will not be required to issue fractional shares in connection with an amalgamation, consolidation, exchange or conversion.  At the discretion of the directors, fractional interests in shares may be rounded to the nearest whole number, with fractions of 1/2 being rounded to the next highest whole number, or may be purchased for cancellation by the corporation for such consideration as the directors determine. The directors may determine the manner in which fractional interests in shares are to be transferred and delivered to the corporation in exchange for consideration and a determination so made is binding upon all stockholders of the corporation. In case stockholders having fractional interests in shares fail to deliver them to the corporation in accordance with a determination made by the directors, the corporation may deposit with the corporation's registrar and transfer agent a sum sufficient to pay the consideration payable by the corporation for the fractional interests in shares, such deposit to be set aside in trust for such stockholders. Such setting aside is deemed to be payment to such stockholders for the fractional interests in shares not so delivered which will thereupon not be considered as outstanding and such stockholders will not be considered to be stockholders of the corporation with respect thereto and will have no right except to receive payment of the money so set aside and deposited upon delivery of the certificates for the shares held prior to the amalgamation, consolidation, exchange or conversion which result in fractional interests in shares.

ARTICLE VII - FISCAL YEAR

The fiscal year of the corporation shall begin on the 1st day of January each year.

ARTICLE VIII - DIVIDENDS

The directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

ARTICLE IX - SEAL

The directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation, the state of incorporation, year of incorporation and the words, "Corporate Seal."

ARTICLE X - WAIVER OF NOTICE

Unless otherwise provided by law, whenever any notice is required to be given to any stockholder or director of the corporation under the provisions of these Bylaws or under the provisions of the articles of incorporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XI - AMENDMENTS

The holders of shares entitled at the time to vote for the election of directors shall have the power to adopt, amend, or repeal the Bylaws of the corporation by a vote of not less than a majority of such shares, and except as otherwise provided by law, the board of directors shall have the power equal in all respects to that of the stockholders to adopt amend, or repeal the Bylaws by a vote of not less than a majority of the entire board.  However, any bylaw adopted by the board of directors may be amended or repealed by a vote of the holders of a majority of the shares entitled at the time to vote for the election of directors.

ARTICLE XII - INDEMNIFICATION

12.1           Indemnification.  No officer or director shall be personally liable for any obligations arising out of any acts or conduct of said officer or director performed for or on behalf of the corporation. The corporation shall and does hereby indemnify and hold harmless each person and his heirs and administrators who shall serve at any time hereafter as a director or officer of the corporation from and against any and all claims, judgments and liabilities to which such persons shall become subject by reason of any action alleged to have been heretofore or hereafter taken or omitted to have been taken by him as such director or officer, and shall reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim of liability; including power to defend such person from all suits as provided for under the provisions of the Nevada Corporation Laws; provided, however that no such person shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his own gross negligence or willful misconduct. The rights accruing to any person under the foregoing provisions of this section shall not exclude any other right to which he may lawfully be entitled, nor shall anything herein contained restrict the right of the corporation to indemnify or reimburse such person in any proper case, even though not specifically herein provided for. The corporation, its directors, officers, employees and agents shall be fully protected in taking any action or making any payment or in refusing so to do in reliance upon the advice of counsel.

12.2           Other Indemnification.  The indemnification herein provided shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

12.3           Insurance.  The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the corporation, or is or was serving at the request of the corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against liability under the provisions of this Article XII or the laws of this State.

12.4           Settlement by Corporation.  The right of any person to be indemnified shall be subject always to the right of the corporation by its board, in lieu of such indemnity, to settle any such claim, action, suit or proceeding at the expense of the corporation by the payment of the amount of such settlement and the costs and expenses incurred in connection therewith.

ARTICLE XIII - MISCELLANEOUS

Unless, and to the extent prohibited by law, the provisions contained in Sections 78.378 to 78.3793 of the Nevada General Corporation Law, relating to the inability of an "acquiring person", as defined under such Sections, who acquires a "controlling interest", as defined in such Sections, to exercise voting rights on any "controlled shares", as defined in such Sections, unless such voting rights are conferred by a majority vote of the disinterested stockholders of the corporation, shall not apply to the corporation. As such, an acquirer of a controlling interest in the corporation may vote the shares acquired, without obtaining consent from the disinterested stockholders.

Unless, and to the extent prohibited by law, the provisions contained in Sections 78.411 to 78.444 of the Nevada General Corporation Law, relating to the inability of a "resident domestic corporation", as defined by such Sections, from engaging in a combination with an "interested stockholder", as defined by such Sections, for three years following the interested stockholder's date of acquiring the shares causing such stockholder to became an interested stockholder, without the prior consent of the board of directors of such corporation, shall not apply to the corporation.

DATED, the 2nd day of December, 2009.

CERTIFIED TO BE THE BYLAWS OF SONGZAI INTERNATIONAL HOLDING GROUP, INC.

/s/ Guoqing Yue
Guoqing Yue, Chairman of the Board